EXHIBIT 99.4

Nothing contained herein or in the enclosed documents shall constitute you or any person as an agent of Purchaser, the Information Agent, the Depositary, or any of their respective affiliates, or authorize you or any other person to use any document or make any statement on behalf of any of them in connection with the Offer (as defined below) other than the documents enclosed herewith and the statements contained therein.

NOTICE OF GUARANTEED DELIVERY

(Not To Be Used For Signature Guarantee)

To be Used to Tender Shares of Citizens First Corporation’s Common Stock

In Connection with

PORTER BANCORP, INC.’s

Offer to Exchange

Each Outstanding Share of Common Stock of

CITIZENS FIRST CORPORATION

for,

at the election of the shareholder,

$9.00 in cash

or

0.5686 shares of Common Stock of Porter Bancorp, Inc.,

or

$4.50 in cash and 0.2843 shares of Common Stock of Porter Bancorp, Inc.

Porter Bancorp, Inc. (“Porter”), a Kentucky corporation, is offering, upon the terms and subject to the conditions set forth in the prospectus/offer to exchange dated October 23, 2009 (the “Prospectus”) and in the accompanying letter of transmittal (the “Letter of Transmittal”), to exchange each of the issued and outstanding shares of common stock (“CZFC common shares”), of Citizens First Corporation, a Kentucky corporation (“CZFC”), for $9.00 (the Prospectus and the Letter of Transmittal, together with any amendments or supplements thereto, collectively constitute the “Offer”). Each holder of CZFC common shares may choose to receive this amount in one of the following three forms: $9.00 in cash for each CZFC common share tendered; or 0.5686 shares of the common stock of Porter (“Porter common shares”) for each CZFC common share tendered; or $4.50 in cash and 0.2843 Porter common shares for each CZFC common share tendered. In addition, such holders will receive cash in lieu of any fractional Porter common shares to which they may otherwise be entitled.

This Notice of Guaranteed Delivery, or one substantially equivalent to the attached form, must be used to accept the Offer and tender CZFC common shares to the Depositary (as defined below) if (i) certificates for CZFC common shares and all other documents required by the Letter of Transmittal cannot be delivered to the Depositary by the expiration of the Offer or (ii) the procedures for delivery of book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission or mail to the Depositary. For additional information about this Notice of Guaranteed Delivery and the procedures for tendering your CZFC common shares, see the section of the Prospectus entitled “The Exchange Offer—Procedure for Tendering”.

The Depositary for the Offer is:

Continental Stock Transfer and Trust Company

By Mail, Overnight Courier or Hand Delivery:

Continental Stock Transfer and

Trust Company

17 Battery Place – 8th Floor

New York, NY 10004

By Facsimile Transmission:

(for eligible institutions only)

(212) 616-7610

Confirm Facsimile By Telephone:

(212) 509-4000

Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above or transmission of instructions via a facsimile transmission to a number other than as set forth above does not constitute a valid delivery.

THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN “ELIGIBLE INSTITUTION” UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

The undersigned hereby tenders to Porter Bancorp, Inc., a Kentucky corporation, upon the terms and subject to the conditions set forth in the prospectus/offer to exchange dated October 23, 2009 (the “Prospectus”), and the related Letter of Transmittal, receipt of which is hereby acknowledged, the number (indicated below) of shares of the common stock (“CZFC common shares”) of Citizens First Corporation, a Kentucky corporation, pursuant to the guaranteed delivery procedure set forth in the section of the Prospectus entitled “The Exchange Offer—Procedure for Tendering.”

Number of CZFC common shares being tendered hereby:                      CZFC common shares

Certificate No(s). (if available):	SIGN HERE:

If Notes will be tendered by book-entry transfer:	(Signature)
(Name(s) of Record Holders)
Name of Tendering Institution
(Please Print)

Account No. at
(Address)
The Depository Trust Company
(Zip Code)

(Telephone No.)

GUARANTEE

(Not to be used for signature guarantee)

The undersigned, a financial institution (including most banks, savings and loan associations and brokerage houses) which is a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program, or the Stock Exchange Medallion Program, hereby (a) represents that the above named person(s) “own(s)” the CZFC common shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended, (b) represents that such tender complies with Rule 14e-4 and (c) guarantees to deliver to the Depositary (as defined in the Letter of Transmittal) the CZFC common shares tendered hereby, together with a properly completed and duly executed Letter(s) of Transmittal (or facsimile(s) thereof) or an Agent’s Message (as defined in the section of the Prospectus entitled “The Exchange Offer—Acceptance for Exchange and Exchange of CZFC Shares; Delivery of Porter Common Stock”) in the case of a book-entry delivery, and any other required documents, all within three Nasdaq Global Market trading days of the date hereof.

(Name of Finn)
(Authorized Signature)
(Address)
(Name)
(Zip Code)
(Title)
(Telephone No.)

Dated:

Do not send stock certificates with this form.

Your stock certificates must be sent with the Letter of Transmittal.